UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2019

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road,	Suite 210,
Berwyn,	Pennsylvania	19312
(Address of principal executive offices)		(Zip Code)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TGI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of 6.250% Senior Secured Notes due 2024

On September 23, 2019, Triumph Group, Inc. (the “Company”) completed its previously announced offering of $525.0 million in aggregate principal amount of 6.250% Senior Secured Notes due 2024 (the “Notes”). The Notes were issued pursuant to an indenture dated as of September 23, 2019 (the “Indenture”) among the Company, the subsidiary guarantors signatory thereto and U.S. Bank National Association, as trustee (the “Trustee”). The maturity date of the Notes is September 24, 2024. The Notes were offered and sold in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.

Use of Proceeds. The Company used $385.3 million of the net proceeds of the offering to prepay the redemption of its 4.875% Senior Notes due 2021 by irrevocably depositing with the trustee for such notes an amount sufficient to pay and discharge the entire indebtedness on the outstanding notes to the redemption date, and delivered irrevocable instructions to the trustee to apply such prepayment toward the redemption of the notes on the redemption date. The Company used the remainder of the net proceeds to repay amounts outstanding under its credit facility and pay fees and expenses.

Interest. Interest on the Notes accrues at the rate of 6.250% per annum and is payable semi-annually in cash in arrears on March 15 and September 15 of each year, commencing on March 15, 2020.

Guarantees. The Notes are guaranteed on a full, senior secured, joint and several basis by each of the Company’s domestic restricted subsidiaries that is a borrower under the Company’s credit facility or that guarantees any of the Company’s debt or that of any of the Company’s domestic restricted subsidiaries under the Company’s credit facility and in the future by any of the Company’s domestic restricted subsidiaries that are borrowers under any credit facility or that guarantee any debt of the Company or any of its domestic restricted subsidiaries incurred under any credit facility. Under certain circumstances, the guarantees may be released without action by, or the consent of, the holders of the Notes.

Ranking. The Notes and the guarantees are second lien secured obligations of the Company and its subsidiary guarantors. The Notes:

•
rank equal in right of payment to existing and future senior indebtedness of the Company and its subsidiary guarantors, including the obligations of the Company and its subsidiary guarantors under the Company’s credit facility;

•
are effectively subordinated to all obligations of the Company and its subsidiary guarantors that are either (A) secured by a lien on the Collateral (as defined below) that is senior or prior to the second-priority liens securing the Notes, including the first-priority liens securing borrowings under the Company’s credit facility and certain cash management and hedging obligations, or (B) secured by assets that do not constitute the Collateral, in each case to the extent of the value of the assets securing such obligations;

•	are senior in right of payment to existing and future subordinated indebtedness of the Company and its subsidiary guarantors;

•
are effectively senior to all existing and future unsecured debt of the Company and its subsidiary guarantors, but only to the extent of the value of the Collateral (after giving effect to any senior liens on the Collateral); and

•	are structurally subordinated in right of payment to all indebtedness and other liabilities of the Company’s existing and future subsidiaries that do not guarantee the Notes.

Security. The Notes and the guarantees are secured, subject to permitted liens, by second-priority liens on all assets of the Company and its subsidiary guarantors (the “Collateral”) that secure all of the indebtedness under the Company’s credit facility and certain hedging and cash management obligations. The Notes and the guarantees are not secured by the assets of non-guarantor subsidiaries. Some of the Company’s assets are excluded from the Collateral, including the Company’s real property assets.

Intercreditor Agreement. Pursuant to an intercreditor agreement between the collateral agent for the Notes and the administrative agent under the Company’s credit facility (the “Intercreditor Agreement”), the liens securing the Notes are expressly made junior in priority to all liens that secure the Company’s revolving credit facility and all future first-priority lien debt, including any indebtedness incurred to replace or refinance the Company’s revolving credit facility in accordance with the terms of the Indenture. Pursuant to the Intercreditor Agreement, the second-priority liens securing the Notes may not be enforced at any time when any obligations with respect to first-priority lien debt are outstanding, subject to certain limited exceptions. To the extent collateral is released from liens securing the Company’s revolving credit facility and any future first-priority lien debt, subject to certain exceptions, the liens securing the Notes will be released without any further action. The holders of first-priority lien debt will receive all proceeds from any realization on the Collateral until all obligations secured by the first-priority liens are paid and discharged.

Optional Redemption. The Company may redeem the Notes, in whole or in part, at any time or from time to time on or after September 15, 2020, at specified redemption prices, plus accrued and unpaid interest, if any, to the redemption date. At any time or from time to time prior to September 15, 2020, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make whole premium, together with accrued and unpaid interest, if any, to the redemption date. In addition, the Company may redeem up to 40% of the aggregate principal amount of the outstanding Notes prior to September 15, 2020, with the net cash proceeds from certain equity offerings at a redemption price equal to 106.250% of their principal amount, together with accrued and unpaid interest, if any, to the redemption date.

Change of Control. If the Company experiences specific kinds of changes of control, the Company is required to offer to purchase all of the Notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Certain Covenants. The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to: (i) incur additional indebtedness; (ii) pay dividends or make other distributions; (iii) make other restricted payments and investments; (iv) create liens; (v) incur restrictions on the ability of restricted subsidiaries to pay dividends or make certain other payments; (vi) sell assets, including capital stock of restricted subsidiaries; (vii) enter into sale and leaseback transactions; (viii) merge or consolidate with other entities; and (ix) enter into transactions with affiliates. In addition, the Indenture requires, among other things, the Company to provide financial and current reports to holders of the Notes or file such reports electronically with the U.S. Securities and Exchange Commission (the “SEC”). These covenants are subject to a number of exceptions, limitations and qualifications set forth in the Indenture, as well as suspension periods in certain circumstances.

Eleventh Amendment to Third Amended and Restated Credit Agreement

The Company and certain of its subsidiaries, as co-borrowers and guarantors thereunder, the financial institutions party thereto (the “Lenders”), and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”), are parties to that certain Third Amended and Restated Credit Agreement dated as of November 19, 2013 (as heretofore amended or modified, the “Existing Credit Agreement”).

On September 23, 2019, the Company and its subsidiary co-borrowers and guarantors entered into an Eleventh Amendment to the Credit Agreement (the “Eleventh Amendment” and the Existing Credit Agreement as amended by the Eleventh Amendment, the “Credit Agreement”) with the Administrative Agent and the Lenders party thereto. Among other things, the Eleventh Amendment:

(i) permits the Company to incur indebtedness in respect of the Notes in an aggregate principal amount of up to $525.0 million, subject to the terms and conditions of the Intercreditor Agreement;

(ii) lowers the aggregate amount of revolving credit commitments from $700.0 million to $600.0 million upon the earlier of (a) the completion by the Company of $100.0 million in certain asset sales or divestitures or (b) March 31, 2020;

(iii) extends, with respect to extending banks representing approximately $406.5 million of $600.0 million total commitments outstanding as of the extension date, the expiration date for the revolving line of credit available to the Company pursuant to the Credit Agreement to the date that is the earlier of (a) May 3, 2024 and (b) six months prior to the stated maturity date of the Notes; and retains an accordion feature that permits the Company to request an increase to the revolving credit commitments by up to $200.0 million;

(iv) adds an additional mandatory prepayment provision requiring that the Company prepay any outstanding revolving credit loans in an amount equal to (a) with respect to an Identified Asset Sale (as defined in the Credit Agreement) the greater of (x) $50.0 million and (y) 100% of the net asset sale proceeds received in connection therewith, and (b) with respect to other Specified Asset Sales (as defined in the Credit Agreement), 100% of the net asset proceeds received from such other Specified Asset Sales;

(v) modifies the senior secured leverage ratio covenant to apply to all senior secured indebtedness of the Company and provides for a stepdown of the maximum level of such senior secured leverage ratio from 3.50 to 1.00 to 3.25 to 1.00 commencing with the fiscal quarter ending June 30, 2021;

(vi) permits performance guaranties on customer contracts and guaranties of operating leases for real property, in each case, that are included in asset sales or dispositions so long as indemnities for any obligations thereunder are obtained from the purchasers thereof;

(vii) adds a maximum first-lien secured leverage ratio covenant of 2.50 to 1.00 and provides for a step down of the maximum level of such first-lien secured leverage ratio covenant from 2.50 to 1.00 to 2.25 to 1.00 commencing with the fiscal quarter ending June 30, 2021;

(viii) reduces the Company’s receivables facility carve-out from provisions restricting the Company’s ability to incur certain indebtedness from $250.0 million to $125.0 million;

(ix) permits the Company to undertake future asset sales and divestitures related to the Triumph Aerospace Structures business unit, subject to customary terms and conditions and use of proceeds restrictions;

(x) requires the Company to further limit share repurchases unless on a pro forma basis the senior secured leverage ratio is less than or equal to 2.50 to 1.00 and there are no revolving credit commitments (excluding letters of credit) outstanding;

(xi) increases the minimum aggregate consideration required for certain permitted acquisitions from $75.0 million to $100.0 million, on a pro forma basis after giving effect to such acquisition, and increases the availability requirement for such permitted acquisitions from $200.0 million to $300.0 million;

(xii) provides that, if the Company maintains pro forma financial covenant compliance, pro forma availability equal to at least $300.0 million and a pro forma total gross leverage less than 4.50 to 1.00, proceeds from certain asset sales and dispositions may be used to repay other indebtedness (including the Notes); and

(xiii) modifies the definition of consolidated adjusted EBITDA to include new add-backs including (a) up to $25.0 million over the term of the Credit Agreement for payments in respect of termination of certain post-employment benefit plans, and (b) cash restructuring and severance costs up to a maximum of 10% of consolidated adjusted EBITDA in any measurement period.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing terms and conditions of the Notes, the Indenture and the Eleventh Amendment described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference in this Item 2.03.

Item 8.01	Other Events.

Redemption and Discharge of 4.875% Senior Notes due 2021

On September 23, 2019, the Company directed U.S. Bank National Association, as trustee (the “Trustee”) under the indenture, dated March 31, 2016 (the “2021 Notes Indenture”), among the Company, the subsidiary guarantors signatory thereto and the Trustee, to issue a notice of redemption to redeem all of the $375.0 million outstanding aggregate principal amount of the Company’s 4.875% Senior Notes due 2021 (the “2021 Notes”), on October 24, 2019 (the “Redemption Date”), for a total payment of $385.3 million, consisting of (i) a redemption price of 100.00% of the aggregate principal amount of the 2021 Notes, plus (ii) accrued and unpaid interest on the 2021 Notes to, but not including, the Redemption Date, of $10.3 million.

Also on September 23, 2019, pursuant to the discharge provisions of the 2021 Notes Indenture, the Company (i) irrevocably deposited $385.3 million in trust with the Trustee, which is an amount sufficient to pay and discharge the entire indebtedness on the outstanding 2021 Notes, for principal of, and interest to, the Redemption Date, and (ii) delivered irrevocable instructions to the Trustee to apply such amount toward the redemption of the 2021 Notes on the Redemption Date, and as a result thereof, all of the respective obligations of the Company and each subsidiary guarantor under the 2021 Notes Indenture have terminated effective as of September 23, 2019, except with respect to those provisions of the 2021 Notes Indenture that, by their terms, survive the discharge or termination of the Indenture.

Press Release

On September 23, 2019, the Company issued a press release announcing the closing of the offering of the Notes, the amendment of the Credit Facility and the redemption and discharge of the 2021 Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 23, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 24, 2019	TRIUMPH GROUP, INC.

		By:	/s/ Thomas A. Quigley, III
Thomas A. Quigley, III
Vice President and Controller